UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

COLONIAL PROPERTIES TRUST
 (Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COLONIAL REALTY LIMITED PARTNERSHIP
 (Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 250-8700

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Colonial Properties Trust (the “Company”) was held on April 28, 2010. Following are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Trustees

The following individuals, constituting all of the nominees named in the Company’s definitive proxy statement, were elected as trustees to serve until the 2011 annual meeting of shareholders or until their successors are elected and qualified. The following votes were taken in connection with this proposal:

			Votes	Broker
Elected Trustees	Term Expires	Votes For	Withheld	Non-Votes
Carl F. Bailey	2011	48,813,554	1,062,865	10,484,440
M. Miller Gorrie	2011	47,543,921	2,332,499	10,484,440
William M. Johnson	2011	49,309,898	566,522	10,484,440
Glade M. Knight	2011	49,556,677	319,743	10,484,440
James K. Lowder	2011	49,154,228	722,191	10,484,440
Thomas H. Lowder	2011	49,299,488	576,931	10,484,440
Herbert A. Meisler	2011	48,804,708	1,071,711	10,484,440
Claude B. Nielsen	2011	49,307,079	569,340	10,484,440
Harold W. Ripps	2011	49,375,925	500,494	10,484,440
John W. Spiegel	2011	49,082,377	794,042	10,484,440

Proposal 2 – Ratification of Appointment of Independent Auditors

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2010 was approved. The following votes were taken in connection with this proposal:

Votes For	59,233,585
Votes Against	1,072,992
Abstentions	54,283

* * *

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: May 4, 2010

By:  /s/ John P. Rigrish

John P. Rigrish
Chief Administrative Officer
and Corporate Secretary

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

Date: May 4, 2010

By:  /s/ John P. Rigrish

John P. Rigrish
Chief Administrative Officer
and Corporate Secretary